Report of Independent Registered Public
Accounting Firm
To the Stockholders and
Board of Directors of Neuberger Berman New York
Intermediate Municipal Fund Inc.
In planning and performing our audit of the financial
statements of Neuberger Berman New York
Intermediate Municipal Fund Inc. (the "Fund") as of
and for the year ended October 31, 2017, in
accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered the Fund's internal control
over financial reporting, including controls over
safeguarding securities, as a basis for designing
our auditing procedures for the purpose of
expressing our opinion on the financial statements
and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Fund's internal
control over financial reporting. Accordingly, we
express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A company's
internal control over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A company's internal control
over financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of the
assets of the company; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the company are being made only
in accordance with authorizations of management
and directors of the company; and (3) provide
reasonable assurance regarding prevention or
timely detection of unauthorized acquisition, use or
disposition of a company's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation
of effectiveness to future periods are subject to the
risk that controls may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal control
over financial reporting, such that there is a
reasonable possibility that a material misstatement
of the company's annual or interim financial
statements will not be prevented or detected on a
timely basis.
Our consideration of the Fund's internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Fund's
internal control over financial reporting and its
operation, including controls over safeguarding
securities, that we consider to be a material
weakness as defined above as of October 31,
2017.
This report is intended solely for the information
and use of management and the Board of Directors
of Neuberger Berman New York Intermediate
Municipal Fund Inc. and the Securities and
Exchange Commission and is not intended to be
and should not be used by anyone other than these
specified parties.
       /s/

Ernst & Young LLP
Boston, Massachusetts
December 20, 2017